CALCULATION OF REGISTRATION FEE









Title of Each Class of Securities to be Registered


Common Stock, no par value per share


Amount to be registered


500,000,000


Proposed Maximum Offering Price per Share


$0.001


Proposed Maximum Offering Price


$500,000.00


Amount of Registration Fee


$58.10














The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


THE INFORMATION IN THIS PROSPECTUS IS POSSIBLY NOT COMPLETE
AND MAY BE CHANGED IN THE FUTURE. THE SECURITY HOLDERS
IDENTIFIED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES
UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION IS EFFECTIVE.


You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information from that contained in this prospectus or in any free writing prospectus that we may authorize. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.











In this prospectus, unless the context indicates otherwise, Applicable Enterprises Inc., the Company, we, our, ours or us refer to Applicable Enterprises Inc., a New York corporation, and its subsidiaries.





PROSPECTUS SUMMARY For APPLICABLE ENTERPRISES INC.


61 W Merrick Rd.


Valley Stream, NY 11580


www.KlipKeeper.com


(347) 421-4707


Dated January 30th, 2015





500,000,000 SHARES OF COMMON STOCK


This is the direct public offering of common stock of Applicable Enterprises Inc. In this prospectus we are offering for sale up to 500,000,000 shares of common stock that our selling stockholder will begin selling at a price of $0.001 per share. The only selling stockholder at the current moment would be, Joshua Farazdel, the founder and Chief Executive Officer. The selling stockholders may offer to sell their shares of common stock from time to time through public or private transactions, on or off of the OTC Markets at prevailing market prices, at prices related to the prevailing market prices, at fixed prices that may be changed, or at privately negotiated prices. Proceeds from this sale will be retained solely for the purpose of expanding our business after expenses from this offering are paid. At the current time our offering will be conducted on a self-underwritten, best efforts basis, which means our Chief Executive Officer, Joshua Farazdel, will attempt to sell the shares directly to friends, family members, business acquaintances, and other members of the public. Joshua Farazdel will not receive commission or any other remuneration for such sales. This is simply for Applicable Enterprises Inc. to have the option of gaining more shareholders whenever they are interested in investing with us as we continue to grow.


Applicable Enterprises Inc. is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act) and are subject to reduced public company reporting requirements. Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Pink Sheets (OTCPK) as maintained by the Financial Industry Regulatory Authority (FINRA) concurrently with the filing of the registration statement of which this prospectus is a part, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCPK, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCPK will be approved.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE SHARES BEING OFFERED ARE HIGHLY SPECULATIVE AND INVOLVE A SIGNIFICANTLY HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENT. SEE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.





CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS





This prospectus includes forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear in this prospectus and throughout this filing. When used in this prospectus, the words estimates, expects, anticipates, predict, potential, projects, forecasts, plans, intends, believes, foresees, seeks, likely, may, might, will, should, goal, could, would, target or intends and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward looking statements are based upon information available to us on the date of this prospectus.


These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus, and the rest of our filing. Some of the factors that we believe could affect our results include:


-Limitations on our ability to continue operations and fully implement our business plan


-Our limited history of operation profits or losses


-The timing of and our ability to obtain financing on acceptable terms


-The effects of changing economic conditions


-The hiring of unexperienced members of the management team or other key personnel


-Competition from larger, more established companies, with greater economic resources than we have


-Costs of expanding, creating new product categories, and entering new industries


-Costs and damages relating to possible future litigation


-The other factors set forth herein, including those set forth under Risk Factors


There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.





OUR COMPANY AND MANAGEMENT





Applicable Enterprises Inc. was incorporated in the state of New York on November 24th, 2014. Our corporate offices are located in Flushing, NY. The Companies manufacturing plant is headquartered in Valley Stream, NY. At the moment, we sell one retail product on our website, and soon we plan to offer a wide variety of products and services. Our current business plan is to immediately create a line of marijuana and tobacco accessories. Long term, we plan to enter many different industries, our next endeavor is to enter all aspects of the Automotive industry. We will be applying for many of the necessary items to provide automotive services such as motor vehicle dealer license, repair shop license, and emissions station. We currently do not offer any services yet. We are currently only engaged in selling one version of our proprietary Klip Keeper pocket extinguisher and airtight storage for smokers. We currently only sell via our website www.KlipKeeper.com but only because we have recently incorporated. We are currently researching and developing an entire line of products consisting of mostly marijuana and tobacco accessories at this time. This will remain our focus for at least the rest of 2015. We intend to expand rapidly to a complete distribution network that starts with hiring trained personnel to get purchase orders from major smoke shops and delicatessens all around New York City. These retail stores will be strategically chosen based on a variety of factors such as, location of store, proximity to our other retail locations, proximity to our known customers & previous sales, location of our point of sale display, amount of daily average foot traffic, average purchase prices, and ability for us to put up signs or stickers. The capital from those purchase orders will be used to create new products which we are currently researching and developing since we have plenty of inventory to fulfill any orders we receive of our current product.





Since inception, our operations have consisted of incorporating our company and formulating our business plan, purchasing initial supplies, research and development, manufacturing of our current inventory, commencing sales via the website and the early beginnings of the distributor network. Our initial plan of operations calls for the Company to begin marketing our advertising services to potential business clients. We hope to realize our full plan of operations by selling our products, creating higher margin products, and by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to fully launch our Companies products and expand for global distribution. Because of our location, initially we plan to introduce our products within the Tri-State area, mainly New York City. We do realize more potential in areas with a higher population of smokers and that have legal marijuana laws but we are unable to break into those regions at the current time. In time, we will design a full marketing strategy to gain national brand awareness of our entire line of products.





Although we were only recently incorporated and have less then one year of operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. We are confident as first movers in the market we will be able to capture a large share and return profits after our first year. Of course, there can be no assurance that we will be successful in our attempt to sell shares being registered, however, we believe that investors in today's markets demand more transparency and by our registering this Offering and also by possibly becoming a reporting company, we will be able to capitalize on this fact. We will attempt to the best of our ability to become a fully reporting company as soon as possible.
While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we will register doesn't mean we will succeed in becoming a fully reporting company, but rather, at the current moment we will only be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934.



Although our sole officer and director has only recently become interested in the marijuana and tobacco accessories industry, and does not have any professional training or technical credentials in the development and maintenance of such a company, he has taken multiple businesses courses as well as obtained a degree in automotive technology and has countless decades of experience running others' businesses, as well as, almost 3 years of experience owning a business in the automotive repair industry. If we are successful in raising capital we will fully expand our product line nationally, as well as hire personnel to manufacture and manage production. We intend to hire qualified marketing and sales personnel staff. We eventually intend to retain qualified website developers to build and maintain our website and advertising platforms that we envision if we are extremely successful in raising capital through this Offering. We only have verbal agreements regarding the retention of any qualified personnel to date.



We are currently a development stage company and to date we have recorded no revenue. Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon surviving without ongoing liabilities. We would only seek financing or other forms of debt if we need more inventory to fulfill purchase orders. We will seek out such financing only if absolutely necessary to allow the Company to continue to grow our business operations, and to cover such cost, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission (SEC) we estimate such costs to be approximately $30,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have only received verbal commitments from family and friends regarding any potential investment in the Company.



Our current cash and working capital is sufficient enough to cover our current estimated expenses of $10,000, which include those fees associated obtaining a Notice of Effectiveness from the SEC for this Registration Statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months.
Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our company and brands. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering if the maximum amount of funds is not raised.


While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of research and development needed for new products. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see Use of Proceeds). We believe we can begin generating revenues within the first two months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate, however, it is our hope that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted the execution of our marketing campaign is, the general condition of the economy, and the number of clients we will be able to attract and retain. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled Description of Business.


Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company's common stock will likely will be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.



Neither the Company nor Joshua Farazdel or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Applicable Enterprises Inc. becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.





RISK FACTORS





Any investment in our common stock involves a high degree of risk.
You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected or possibly cease. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.














Risks Related to Our Company, Shareholders, Products, and Industry





Our limited operating history makes our future prospects and financial performance very unpredictable, which may impair our ability to manage our business and your ability to fully assess our prospects.





We commenced operations in 2014 and as a result, we have a limited operating history upon which a potential investor can evaluate our prospects and the potential value of an investment in our company. We remain subject to the risks inherently associated with new business enterprises in general and, more specifically, the risks of a brand new product and, in particular, a completely unheard of new product that is only for smokers. Our prospect investors are subject to the risks and uncertainties frequently encountered by companies in their early stages of development, including the risk that we will not be able to fully implement our business strategy.
We have not made an operating profit since incorporation and the current scale of our operations is insufficient to achieve profitability.





Our officers and board of directors will make all management decisions, so you should only purchase our common stock if you are comfortable of fully entrusting our directors.





Our board of directors at the current time is only one shareholder. At the current time, Joshua Farazdel, will have the sole right to make all decisions with respect to our management. Investors may not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our common stock unless you are willing to entrust all aspects of our management to our officers and directors.





We may not successfully launch any new products or services, which could adversely affect our business.





At this point the Company has only released one product and we anticipate to spend a vast amount of proceeds for research and development of new products. It is very possible we might not be able to create any new products in the future and all money invested in that development could be lost. We may also start to offer
Automotive services, since this is where the Chief
Executive Officer has most of his experience, but a massive amount is need to set-up equipment and receive the correct licensing.
This could permanently hinder our business operations.





We may not be able to implement our plans for growth successfully, which could adversely affect our future operations.





Since launching our website in November 2014, the amount we have spent in total, has far exceeded any sales we have made currently. We expect to continue to grow our customer base at an accelerated rate following completion of this offering. Our future success will partially depend on our continued ability to manage our growth. We may not be able to achieve our growth plans, or sustain our historical growth rates or grow at all. Various factors, such as economic conditions, regulatory and legislative considerations and competition, may also impede our ability to expand our market presence.
If we are unable to grow as planned, our business and prospects could be adversely affected.





We may need to raise additional capital that may not be available, which could harm our business.





Our main growth will be from reinvesting the proceeds from our sales, but we may be required to generate additional capital either through retained earnings or the issuance of additional debt or equity securities. Additional capital may not be available on terms acceptable to us, if at all. Any equity financings could result in dilution to our stockholders or reduction in the earnings available to our common stockholders. If adequate capital is not available or the terms of such capital are not attractive, we may have to curtail our growth and our business, and our business, prospects, financial condition and results of operations could be adversely affected.





A significant disruption in our computer systems or a cyber security breach could adversely affect our operations.





We rely extensively on our computer systems to manage our website, our payments, our shipping, and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning that cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business and possibly hinder our operations.





If we lose the services of any of our key management personnel, our business could suffer.





Our future success significantly depends on the continued service and performance of our Chief Executive Officer & President, Joshua Farazdel. Competition for these employees is very intense and we may not be able to attract and retain key personnel. We do not maintain any key man or other related insurance. The loss of the service of our Chief Executive Officer and the inability to attract additional qualified personnel as needed, could materially harm our business.





Risks Relating to the Offering





Provisions of our articles of incorporation and bylaws may not be seen in the best interests of our shareholders.





Provisions of our articles of incorporation and bylaws may be deemed non beneficial to our shareholders, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a beneficial action our Company might have taken.
In addition, certain provisions of the New York Business Corporations Act also may be deemed to have certain effects on our offering which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders. Further, our articles of incorporation may authorize the issuance of up to 50,000,000 or more shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without shareholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. We have no plans to have preferred stock at this time but provisions could be made at any time without prior warning.








We only have firm verbal commitments to purchase any shares.





We have no firm written commitments for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.





Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter. There is no guarantee that our shares will ever be quoted on the OTC Pink Sheets or listed on an exchange, which could severely impact their liquidity.





Currently our shares are not traded on any market or exchange.
We will apply to have our common stock quoted via the OTC Pink Sheets. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company's shares may never be quoted on the OTC Pink Sheets or listed on an exchange. The Company intends to file a Form 8-A prior to the effectiveness of this registration to be a fully reporting company.





The tradability of our common stock is very limited under the penny stock regulations which may cause the holders of our common stock difficulty if they wish to sell the shares.





Because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a penny stock, and trading in our common stock is subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker-dealer must make an individualized written suitability determination for the purchaser and receive the purchasers written consent prior to the transaction. SEC regulations also require additional disclosure in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment.
In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.








We will incur increased costs as a result of being a public reporting company.





Once the registration statement, of which this prospectus forms a part, is declared effective by the SEC, we will attempt to become a public reporting company. As a public reporting company, we will incur significant legal, accounting and other expenses that we did not incur as a non-reporting company, including costs associated with our SEC reporting requirements. We expect that the additional reporting and other obligations imposed on us under the Securities Exchange Act of 1934, as amended (the Exchange Act) will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. Management estimates that compliance with the Exchange Act reporting requirements as a reporting company will cost in excess of $150,000 annually. Given our current financial resources, these additional compliance costs could have a material adverse impact on our financial position and ability to achieve profitable results. These increased costs might require us to divert money that we could otherwise use to expand our business and achieve our strategic objectives.








If the selling stockholders sell a substantial number of shares all at once or in large blocks, the market price of our shares would most likely decline.





The selling stockholders may offer and sell many or possibly all shares of our common stock through this prospectus. Our common stock will hopefully be quoted on the OTC Markets and any sale of shares that would be priced below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. We cannot predict the effect, if any, that future sales of shares of our common stock into the market will have on the market price of our common stock. Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.





Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.





Our common stock will hopefully be quoted on the OTC Markets.
Trading in stock quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the New York Stock Exchange. These factors may result in investors having difficulty reselling any shares of our common stock.





Our stock price is likely to be highly volatile because of several factors, including a limited public float.





The market price of our common stock is likely to be highly volatile in the future because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our common stock following periods of volatility because of the market's adverse reaction to volatility.





An investor's ability to trade our common stock may be limited by trading volume.





A consistently active trading market for our common stock may not occur on the OTCPK or as a fuly reporting company. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company's shares may never be quoted on the OTC Pink Sheets or listed on an exchange.








Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.





Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, beneficially owns 100% of this company before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.





DIVIDEND POLICY






At the current time we will not declare or pay cash dividends on shares of our capital stock. We currently intend to retain any earnings to develop and expand our business, and do not anticipate paying cash dividends in the foreseeable future. Any future determination with respect to the payment of dividends will be at the discretion of our board of directors and will depend upon, among other things, our operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors our board of directors deems relevant.





DETERMINATION OF OFFERING PRICE






As a result of there currently being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been determined by the company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.














USE OF PROCEEDS






This offering is being made without any involvement of underwriters or broker-dealers. This means we will receive $500,000 if all of the shares of Common Stock offered hereunder are purchased. The proceeds from the resale of the shares under this prospectus are solely for the companies usage in regards to expanding our business. All proceeds generated will be reinvested in our company so we can launch many new products and services. However, we cannot guarantee that we will sell any or all of the shares being offered by our Company. Accordingly, the shareholders will not directly receive any proceeds from this offering at the current time.





If 100% of the offered shares are sold we will receive the maximum proceeds of approximately $455,000, after offering expenses have been paid. We intend to allocate $10,000 to the hosting and servers needed to develop our platform and website. We will also budget $50,000 to hire website & software developers for the development and continued maintenance of our systems through at least the first twelve months. We intend to employ a minimum of two full-time marketing representatives at $45,000 each, as well as four full-time sales representatives at $40,000 per representative. For our marketing campaign, we will budget $125,000 for marketing materials to properly launch our Company. Further, we will use $100,000 of our net proceeds for working capital, including but not limited to administrative and professional fees.





If 75% of the offered shares are sold we will receive approximately $330,000, after offering expenses have been paid. We still intend to allocate $10,000 to the hosting and servers for our website, and $50,000 to hire website & software developers for the development and continued maintenance of our systems through at least the first twelve months.
In this case we still intend to employ two full-time marketing representatives at $45,000 each, as well as two full-time sales representatives at $40,000 per representative. However, we will cut our budget to $50,000 for marketing materials in order to launch our Company. Further, we will only have $50,000 allocated for working capital, including administrative and professional fees.






If 50% of the offered shares are sold we will receive
$205,000, after offering expenses have been paid. We still intend to allocate $10,000 to the hosting and servers for our website, and $50,000 to hire website & software developers. In this case we only intend to employ one full-time marketing representative at $45,000 per year, as well as only one full-time sales representative at $40,000 per year. We will also cut our marketing materials budget significantly to $10,000 in order to launch. Further, we will still have $50,000 allocated for working capital, including administrative and professional fees.






If 25% of the offered shares are sold we will receive $80,000, after offering expenses have been paid. In this instance, we will still allocate $10,000 to the hosting and servers, yet only be able to hire one full-time marketing representative at $50,000 per year. In this case we will not have efficient funding to hire any additional staff for our website and software development. Further, we will have only $20,000 allocated for working capital, including administrative and professional fees. In this case we may not be able to effectively launch and market our Company, as all of the marketing and sales tasks would depend on our Chief Executive Officer.






The funds from this Offering will not be used to pay Joshua Farazdel for his services to the Company at any time, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in*

accordance with the possibilities explained in the "Use of Proceeds" section. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the "Use of Proceeds" mentioned above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.






If we require additional funding, we will try to seek such funds from friends, family, and business acquaintances in order to continue our operations.
As with any form of financing, there are many uncertainties concerning the availability of such funds on terms that will be acceptable to us, as we have not yet received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.




















Future Stock Issuances






Except as expressly set forth herein or pursuant to any equity incentive plan, we have no current plans to issue any additional shares of our capital stock at any time. However, our authorized but unissued shares of common stock will possibly be made available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes among others, including future public and private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or other process that hasn't been mentioned.






Competition




The market for selling our type of products is a relatively new & yet growing industry. We expect to compete with the other company's that sell any products for smokers. Our Company will also compete on the bases of price for the time being. Our principal competitors include Doob Tubes LLC and Raw, both of which offer products with a similar claim to store & mask the odor of a smaller extinguished piece of smoking material. Numerous other second tier resellers are entering into the marketplace, consisting of various plastic and glass tube company's.








We anticipate that most, if not all, of our competitors will initially have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to purchase their product at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors. Once we commence in successfully establishing our operations in New York City we will be able to generate enough revenue by attracting new customers to our brand new proprietary products as we release them.







Our ability to compete successfully will depend, in part, on the creation of new products, the quality of our products and there efficiency, customer service, as well as our marketing efforts and our ability to anticipate and respond to various competitive factors affecting this rapidly changing industry. These factors include the introduction of new products, changes in consumer preferences, demographic trends, economic conditions, and pricing strategies of competitors. As a result of competition, we may be required to:










-Constantly create new proprietary products with the risk some will not be liked by our target market





-Consistently lower our price point on all materials and supplies our company will buy





-increase overall spending to ensure we are offering the best quality products to our customers





-continually assess and evaluate our products to ensure that we are offering the most compelling and affordable and effective products





-increase our advertising, promotional spending, commissions and other nessecary customer acquisition costs.




To date Our company only has one competitor who markets a device that uses a regular clear plastic tube to hold pre rolled smoking material. It is called Doob Tube LLC, there website is www.doobtubin.com. The single item they make is in many stores we are trying to enter in & in some it was taken out due to customer unpopularity. The company offers a few colors of one tube and they include funny sayings printed on the tube. This business model is not appealing to most smoke shop owners plus there is not much variation.



Our company has made a proprietary product that not only hold an extinguishing piece of smoking material, but it can also hold multiple pre rolled or full size cigarettes, and has the unique ability to put out whatever the customer is smoking, by placing the lit item in air sufocating cork cap we provide. Our product is hand crafted, and even handpainted, yet is portable and affordable. Our strategy is to sell to every smoker and smoke shop owner and dispensary thereby distributing the product to millions and millions of smokers vs. selling a bunch of boxes at very low wholesale prices to dispensaries and stores, which is the market and plan Doob Tube LLC has gone after.



Employees and Consultants



As of this date, the Company has no full time employees other than our sole officer and director, Mr. Joshua Farazdel. We currently rely on Mr. Farazdel to manage all aspects of our business, including product production, website, sales fulfillment, and accounting. Mr. Farazdel has committed to devote up to 60 hours per week minimum to our Company.
We intend to add staff as the Company grows. Any such additions will be made at the judgment of management to meet the Company's then current needs.



Legal Proceedings



We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation.
There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.














RESULTS OF OPERATIONS



The period from November 24th, 2014 (Inception) to the end of our first fiscal year December 31st, 2014 We recorded no revenues at this time for this period.


For the period of November 24th, 2014 (Inception) to
December 31st, 2014, initial inventory, supplies, administrative expenses & operating expenses, consisting solely of general and administrative expenses consisted primarily of management fees, rent, filing fees, accounting fees, consulting fees and service providers for marketing and website and software development have totaled to over $4,400.






LIQUIDITY AND CAPITAL RESOURCES



At December 31st, 2014, we had a cash balance of $0.00.
We do not have sufficient cash on hand to commence building our sales staff or to fund our ongoing operational expenses yet.
We will need to raise funds to commence our sales program and fund our ongoing operational expenses.
Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company.
We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities and ongoing operational expenses.
In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to build our sales platform and continue to develop the software and our business will ultimately fail.



Cashflows from Operating Activities



For the period of the period of November 24th, 2014 to December 31st, 2014, we have negative cashflows from operating expenses totaling over -$4,400.



Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.



DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS





The following sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and or executive officer.
Our Board of Directors appoints our executive officers.
Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Other than Mr.Farazdel, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.



Name - Joshua Farazdel
Age - 25
Position - Director, Chairman, President, CEO,
CFO, Secretary and Treasurer



EXECUTIVE COMPENSATION



Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the period ended June 30, 2014 . Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.



Name - Joshua Farazdel


Age - 25


Title and Principal Position - Chairman, CEO, and President

Year - 2014

Salary - $0

Bonus - $0

Stock Awards - $0

Option Awards  - $0

Non-Equity Incentive Plan Compensation - $0



Nonqualified Deferred Compensation Earnings - $0



All other Compensation - $0

Total  - $0